UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 30, 2010 (April 26, 2010)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware	001-33024	20-4745690
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

EV Energy Partners, L.P. (the “Partnership”) entered into a Fourth Amendment to Amended and Restated Credit Agreement, declared effective on April 26, 2010.  The Fourth Amendment provides that during the period between April 26, 2010 and the first Scheduled Redetermination Date thereafter (expected to occur on or around October 1, 2010), the Borrower may issue Senior Debt of up to $200,000,000 other than in conjunction with an Interim Redetermination, without the Borrowing Base then in effect on the date on which such Senior Debt is issued being reduced by an amount equal to the product of 0.30 multiplied by the stated principal amount of such Senior Debt up to $200,000,000.  The Fourth Amendment also included a reaffirmation of the borrowing base at $465 million.

A copy of this Fourth Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

EV Energy Partners, L.P. (the “Partnership”) entered into a Fourth Amendment to Amended and Restated Credit Agreement, declared effective on April 26, 2010.  The Fourth Amendment provides that during the period between April 26, 2010 and the first Scheduled Redetermination Date thereafter (expected to occur on or around October 1, 2010), the Borrower may issue Senior Debt of up to $200,000,000 other than in conjunction with an Interim Redetermination, without the Borrowing Base then in effect on the date on which such Senior Debt is issued being reduced by an amount equal to the product of 0.30 multiplied by the stated principal amount of such Senior Debt up to $200,000,000.  The Fourth Amendment also included a reaffirmation of the borrowing base at $465 million.

A copy of this Fourth Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amendment dated April 26, 2010 to Amended and Restated Credit Agreement

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: April 30, 2010	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment dated April 26, 2010 to Amended and Restated Credit Agreement